                                                                     EXHIBIT 4.4

                                 FIRST AMENDMENT
                                       TO
                   NON-QUALIFIED STOCK OPTION LETTER AGREEMENT

         THIS FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION LETTER AGREEMENT (this "Amendment") is made and entered into as of March 29, 2002 but shall be effective as of February 8, 2002, between Sunrise Television Corp., a Delaware corporation (the "Company"), and William S. Banowsky, Jr. ("Director").

         WHEREAS, Director is a member of the Board of Directors of the Company;

         WHEREAS, the Company and Director entered into the Non-Qualified Stock Option Letter Agreement dated as of February 8, 2002 (the "Option Agreement"), pursuant to which, among other things, the Company granted Director an option to purchase 3,000 shares of the Company's class B common stock, par value $0.01 per share, at an exercise price of $61.41 per share; and

         WHEREAS, the Company and Director desire to amend the Option Agreement to reduce the exercise price from $61.41 per share to $12.88 per share.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendments.

                  (a) The first sentence of the first paragraph of the Option Agreement is hereby amended by deleting such sentence in its entirety and by substituting in lieu thereof the following sentence:

                                    "We are pleased to inform you that
                           you have been selected by Sunrise
                           Television Corp. (the "Company") to receive a non-qualified option (the "Option") of the Company under the Company's 2002 Stock Option Plan (the "Plan") to purchase 3,000 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $12.88 per share."

                  (b) The Notice of Exercise of Non-Qualified Stock Option attached to the Option Agreement is hereby deleted in its entirety and by substituting in lieu thereof the Notice of Exercise of Non-Qualified Stock Option attached hereto as EXHIBIT A.

         2. Certain Definitions. Capitalized terms used without definition in this Amendment have the meanings set forth in the Option Agreement (as amended hereby).

         3. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and maybe appended to, any other counterpart.

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         4.       Effect; Governing Law. Except as specifically amended by this
Amendment, the Option Agreement shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under the applicable conflicts-of-laws principles thereof.

                                      *****

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                       SUNRISE TELEVISION CORP.



                                       By: /s/ David A. Fitz
                                          --------------------------------------
                                       Name: David A. Fitz
                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                       /s/ William S. Banowsky, Jr.
                                       -----------------------------------------
                                       William S. Banowsky, Jr.

                                                                       EXHIBIT A

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

To: Sunrise Television Corp.

         I, a resident of the State of ____________________, hereby exercise my non-qualified stock option granted by Sunrise Television Corp. (the "Company") subject to all the terms and provisions thereof and of the Company's 2002 Stock Option Plan referred to therein, and notify the Company of my desire to purchase __________ shares of Class B Common Stock (the "Securities") of the Company at the exercise price of $12.88 per share, which were offered to me pursuant to my non-qualified stock option.

         I hereby represent and warrant that I have (i) been furnished with a copy of the Plan and all information that I deem necessary to evaluate the merits and risks of the purchase of the Securities; (ii) had the opportunity to ask questions and receive answers concerning the information that I have received regarding the Securities and Sunrise; and (iii) been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and Sunrise.



------------------------               -----------------------------------------
Social Security Number                 Eligible Non-Employee Signature



                                       -----------------------------------------
                                       Print Name

                                       Date:
                                            ------------------------------------

                                       Address:
                                               ---------------------------------



                                       SUNRISE TELEVISION CORP.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------